SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                              (Amendment No.   )


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]


Check the appropriate box:


[x] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


                       SUPREME INTERNATIONAL CORPORATION
               (Name of Registrant as Specified in Its Charter)



   (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[x] No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
  (1) Title of each class of securities to which transaction applies:
  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
  0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
  (1) Amount previously paid:
  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                       SUPREME INTERNATIONAL CORPORATION
                             3000 N.W. 107th Avenue
                              Miami, Florida 33172


                               ----------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JULY 31, 1998
                               ----------------
To the Shareholders of Supreme International Corporation:



     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Supreme International Corporation, a Florida corporation (the "Company"), will be held at the Company's principal executive offices at 3000 N.W. 107th Avenue, Miami, Florida 33172 at 3:00 P.M. on July 31, 1998 for the following purposes:


   1. To approve an amendment to the Company's Articles of Incorporation to create a classified Board of Directors;


   2. To elect seven directors to serve for terms of one to three years if Proposal 1 is approved, and to elect the same persons as directors for a term of one year if Proposal 1 is not approved;


   3. To consider and vote upon a proposal to approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of the Common Stock, from an aggregate of 10,000,000 shares to an aggregate of 30,000,000 shares;


   4. To consider and vote upon a proposal to approve an amendment to the Company's Articles of Incorporation to add to the Company's authorized capital stock 15,000,000 shares of Class A Common Stock, par value $.01 per share, having a one-tenth vote per share;


   5. To consider and vote upon a proposal to approve an amendment to the Company's 1993 Stock Option Plan to increase the number of shares of the Company's common stock, $.01 par value per share (the "Common Stock") reserved for issuance thereunder from an aggregate of 450,000 shares to an aggregate of 900,000 shares;


   6. To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending January 31, 1999; and


   7. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.


     The Board of Directors has fixed the close of business on June 16, 1998 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the pre-addressed envelope provided for that purpose as promptly as possible. No postage is required if mailed in the United States.


                                        By Order of the Board of Directors,



                                        FANNY HANONO,
                                        Secretary


Miami, Florida
June 26, 1998


ALL SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                       SUPREME INTERNATIONAL CORPORATION



                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 31, 1998


                            ----------------------
                                PROXY STATEMENT

                            ----------------------
                    TIME, DATE AND PLACE OF ANNUAL MEETING



     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Supreme International Corporation, a Florida corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held at the Company's principal executive offices at 3000 N.W. 107th Avenue, Miami, Florida 33172 at 3:00 P.M. on July 31, 1998, and at any adjournments or postponements thereof (the "Annual Meeting") pursuant to the enclosed Notice of Annual Meeting.


     The approximate date this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is June 26, 1998. Shareholders should review the information provided herein in conjunction with the Company's Annual Report to Shareholders which accompanies this Proxy Statement. The Company's principal executive offices are located at 3000 N.W. 107 Avenue, Miami, Florida 33172, and its telephone number is (305) 592-2830.



                         INFORMATION CONCERNING PROXY


     The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.


     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                         PURPOSES OF THE ANNUAL MEETING


     At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:


   1. To approve an amendment to the Company's Articles of Incorporation to create a classified Board of Directors;


   2. To elect seven directors to serve for terms of one to three years if Proposal 1 is approved, and to elect the same persons as directors for a term of one year if Proposal 1 is not approved;


   3. To consider and vote upon a proposal to approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of the Common Stock, from an aggregate of 10,000,000 shares to an aggregate of 30,000,000 shares;


   4. To consider and vote upon a proposal to approve an amendment to the Company's Articles of Incorporation to add to the Company's authorized capital stock 15,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), having a one-tenth vote per share;



   5. To consider and vote upon a proposal to approve an amendment to the Company's 1993 Stock Option Plan (the "1993 Plan") to increase the number of shares of the Common Stock reserved for issuance thereunder from an aggregate of 450,000 shares to an aggregate of 900,000 shares;


   6. To ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending January 31, 1999; and


   7. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.


     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth herein) will be voted (a) for the election of the respective nominees for director named below and (b) in favor of all other proposals described in the Notice of Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.


                OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS


     The Board of Directors has set the close of business on June 16, 1998 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 6,705,248 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting.


     The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The affirmative votes of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting will be required for approval of the other proposals covered by this Proxy Statement. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.


     Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.


     A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares which are not represented at the Annual Meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the Annual Meeting.

                         BENEFICIAL SECURITY OWNERSHIP


     The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to beneficially own 5% or more of the Company's outstanding Common Stock, (ii) the Company's Chief Executive Officer and each of the other "Named Executive Officers" (as defined below in "Executive Compensation--Summary Compensation Table"), (iii) each director of the Company, and (iv) all directors and executive officers of the Company as a group. The Company is not aware of any beneficial owner of more than 5% of the outstanding Common Stock other than as set forth in the following table.



              NAME AND ADDRESS                                      % OF CLASS
         OF BENEFICIAL OWNER(1)(2)             NUMBER OF SHARES     OUTSTANDING
-------------------------------------------   ------------------   ------------
 George Feldenkreis(3) ....................        1,738,653            25.4
 Oscar Feldenkreis(4) .....................        1,308,688            19.2
 Fanny Hanono(5) ..........................          400,358             6.0
 Salomon Hanono(5)(6) .....................          416,608             6.2
 Carfel, Inc(7) ...........................          361,525             5.4
 Richard L. Dunn(8) .......................                0              0
 Joseph Roisman(9) ........................           12,750              *
 Ronald Buch(10) ..........................            5,750              *
 Gary Dix(11) .............................           21,800              *
 Richard W. McEwen(12) ....................           14,750              *
 Leonard Miller(13) .......................           55,250              *
 FMR Corporation
  82 Devonshire Street
  Boston, Massachusetts 02109(14) .........          653,400             9.7
 The Kaufmann Funds, Inc.
  140 East 45th Street, 43rd Floor
  New York, New York 10017(15) ............          450,000             6.7
 All directors and executive officers
   as a group (ten persons)(16) ...........        3,574,249            46.6

----------------

 *        Less than 1%.
 (1)      Except as otherwise indicated, the address of each beneficial owner is c/o the Company, 3000 N.W.
          107th Avenue, Miami, Florida 33172.
 (2)      Except as otherwise indicated, the Company believes that all beneficial owners named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.
 (3)      Represents (a) 1,141,728 shares of Common Stock held by George Feldenkreis, (b) 150,000 shares of Common Stock issuable upon the exercise of stock options held by George Feldenkreis,
          (c) 361,525 shares of Common Stock held by Carfel, Inc. ("Carfel") of which company
          Mr. Feldenkreis is a director, executive officer and principal shareholder and (d) 85,400 shares of
          Common Stock held by a charitable foundation of which George Feldenkreis, Oscar Feldenkreis and Fanny Hanono are each directors and officers (the "Foundation").
          (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(4) Represents (a) 1,122,288 shares of Common Stock held by a limited partnership of which Oscar Feldenkreis is the sole shareholder of the general partner and the sole limited partner, (b) 1,000 shares of Common Stock held by Mr. Feldenkreis directly, (c) 100,000 shares of
         Common Stock issuable upon the exercise of stock options held by Oscar
         Feldenkreis and (d) 85,400 shares held by the Foundation.
(5) Represents (a) 314,958 shares of Common Stock held by a limited partnership of which Fanny Hanono is the sole shareholder of the general partner and the sole limited partner and (b) 85,400 shares held by the Foundation. Fanny Hanono and Salomon Hanono are husband and wife.
(6) Also includes 16,250 shares of Common Stock issuable upon the exercise of stock options held by Mr. Hanono.
(7) The shares of Common Stock held by Carfel are pledged to a bank to secure Carfel's credit facility.
(8)      Mr. Dunn resigned as an executive officer of the Company in April 1998.
(9)      Represents (a) 1,500 shares of Common Stock held by Mr. Roisman and (b)
         11,250 shares of Common Stock issuable upon the exercise of stock options held by Mr. Roisman.
(10)     Represents (a) 750 shares of Common Stock held by Mr. Buch and (b)
         5,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Buch.
(11) Represents (a) 3,000 shares of Common Stock held by Mr. Dix, (b) 1,800 shares of Common Stock held in trust for his children, (c) 750 shares held in an individual retirement account and (d) 16,250 shares of Common Stock issuable upon the exercise of stock options held by Mr.
         Dix.
(12)     Represents (a) 2,250 shares of Common Stock held by Mr. McEwen and (b)
         12,500 shares of Common Stock issuable upon the exercise of stock options held by Mr. McEwen.
(13)     Represents (a) 39,000 shares of Common Stock held by Mr. Miller and (b)
         16,250 shares of Common Stock issuable upon the exercise of stock options held by Mr. Miller.
(14) Based solely on information contained in amendment to Schedule 13G dated December 30, 1997 filed with the Commission. 330,000 of these shares of Common Stock are owned by Fidelity Capital Appreciation Fund, a wholly-owned subsidiary of FMR Corporation.
(15)     Based solely on information contained in Schedule 13G dated December
         31, 1996 filed with the Commission.
(16) Includes the shares of Common Stock and options to purchase shares of Common Stock described in Notes (3) through (6) and (8) through (13).

           PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION
                   TO CREATE A CLASSIFIED BOARD OF DIRECTORS


     The Board of Directors has approved and recommends that the shareholders adopt an amendment (the "Classified Amendment") to the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") to divide the Company's Board of Directors into three approximately equal classes with staggered terms. Each shareholder should carefully study the description of the Classified Amendment. The purpose of the Classified Amendment is to promote continuity and stability in the Company's management and policies and thereby enhance the ability of the Company to carry out long-range plans and goals for its benefit and the benefit of shareholders. The Board of Directors has observed the use of certain coercive takeover tactics in recent years, including the accumulation of substantial common stock positions as a prelude to a threatened takeover or corporate restructuring, proxy fights and partial tender offers. The Board of Directors believes that the use of these tactics can place undue pressure on a corporation's board of directors and shareholders to act hastily and on incomplete information, and, therefore, can be highly disruptive to a corporation as well as result in unfair differences in treatment of shareholders who act immediately in response to an announcement of takeover and those who choose to act later, if at all. The proposed Classified Amendment is not, however, in response to any efforts of which the Company is aware to accumulate the Company's Common Stock or any other takeover overtures. Rather, the Board of Directors wishes to protect shareholder investments in the Company by ensuring that unsolicited bidders will not be in a position to place undue pressure on the ability of the Board of Directors to negotiate with any potential acquiror from the strongest practical position, which is in the interest of all shareholders.


     To implement the classified Board of Directors, the Classified Amendment would permit Class I, Class II and Class III directors initially to be elected at the Annual Meeting for terms of one year, two years and three years, respectively. If the Classified Amendment is adopted, Class I directors elected at the Annual Meeting will hold office until the 1999 Annual Meeting; Class II directors elected at the Annual Meeting will hold office until the 2000 Annual Meeting; and Class III directors elected at the Annual Meeting will hold office until the 2001 Annual Meeting; and, in each case, until their successors are duly elected and qualified or until their earlier death, resignation or removal. At each annual meeting commencing with the 1999 Annual Meeting, directors elected to succeed those in the class whose terms then expire will be elected for three-year terms so that the terms of one class of directors will expire each year. Thus, the shareholders will elect only approximately one-third of the directors at each annual meeting. In addition, the Board of Directors may fill any vacancies which occur for the remainder of the term of the director who ceases to be a director.


     Florida law provides that the articles of incorporation of a corporation may provide that the directors be divided into one, two or three classes, with each class to be as nearly equal in number as possible, the terms of the directors initially to be classified as follows: the first class to expire at the annual meeting next ensuing; the second class one year thereafter; and the third class two years thereafter, and that at each annual election held after such classification, directors shall be elected for a full term. The Classified Amendment is also consistent with the rules of the Nasdaq National Market on which the Company's Common Stock is traded.


     The Board of Directors believes that dividing the directors into three classes is advantageous to the Company and its shareholders because providing that directors will serve three-year terms rather than one-year terms increases the likelihood of continuity and stability in the policies formulated by the Board of Directors and enhances the Company's ability to carry out its long-range plans and goals for its benefit and the benefit of the shareholders. While management has not experienced any problems with continuity in the past, it wishes to ensure that this experience will continue and believes that the staggered election of directors will promote continuity because only approximately one-third of the directors will be subject to election each year.


     The Classified Amendment would significantly extend the time required to make any change in control of the Board of Directors and will tend to discourage any hostile takeover bid for the Company. Presently, a change in control of the Board of Directors can be made by the holders of a majority of the outstanding voting stock of the Company at a single annual meeting. Under the proposed Classified Amendment, it will take at least two annual meetings for such shareholders to make a change in control of the Board, except in the event of vacancies resulting from resignation, removal for cause or other reasons, since only a minority of the directors will be elected at each meeting. Staggered terms would also guarantee that approximately two-thirds of the directors at any one time would have at least one year's experience as directors of the Company.


     The Classified Amendment will make it more difficult for shareholders to change the composition of the Board of Directors even if shareholders believe such a change would be desirable. Because of the additional time required to change control of the Board of Directors, the Classified Amendment will also tend to perpetuate incumbent management. The Classified Amendment will increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board of Directors, even if the bidder were to acquire a majority of the Company's outstanding stock; accordingly, it will tend to discourage certain mergers, proxy rights and certain tender offers, perhaps including some offers that shareholders might deem to be in their best interest. As a result, shareholders may be deprived of opportunities to sell some or all of their shares in a tender offer. Tender offers for control usually involve a purchase price higher than the current market price and may involve a bidding contest between competing takeover bidders. The Classified Amendment could also discourage open market purchases by a potential takeover bidder. Such purchases could temporarily increase the market value of the Company's Common Stock, enabling shareholders to sell their shares at a price higher than that which would otherwise prevail. Finally, the Classified Amendment could decrease the market price of the Company's Common Stock by making the stock less attractive to persons who invest in securities in anticipation of an increase in price if a takeover attempt develops.


     For information regarding the nominees for election to the Board of Directors at the Annual Meeting and the class of directors in which each director will initially serve if the Classified Amendment is adopted, see Proposal No. 2 below.


     The Company's Articles of Incorporation and Amended and Restated Bylaws presently contain other provisions having an anti-takeover effect. The proposal to create a classified board of directors is not part of a plan by management to adopt a series of anti-takeover measures and the Company does not presently intend to propose other anti-takeover amendments in future proxy solicitations.



     The Company has 1,000,000 authorized and unissued shares of Preferred Stock. The existence of authorized but unissued Preferred Stock may enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy consent or otherwise. For example, if in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal is not in the Company's best interests, the Board of Directors could cause shares of Preferred Stock to be issued without shareholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent shareholder or shareholder group or create a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors. In this regard, the Company's Articles of Incorporation grants the Board of Directors broad power to establish the rights and preferences of authorized and unissued Preferred Stock. The issuance of shares of Preferred Stock pursuant to the Board of Director's authority described above could decrease the amount of earnings and assets available for distribution to holders of Common Stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control of the Company. The Board of Directors does not currently intend to seek shareholder approval prior to any issuance of Preferred Stock, unless otherwise required by law.


     The aforementioned is a summary of the material terms of the Classified Amendment. This summary is qualified in its entirety by reference to the complete text of the Classified Amendment, which is set forth in Article VI of the Articles of Incorporation attached to the Proxy Statement as Exhibit A. Shareholders are urged to read the actual text of the Classified Amendment in its entirety.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

                             ELECTION OF DIRECTORS


     By resolution of the Board of Directors at its meeting on May 8, 1998, the number of directors composing the Board of Directors has been set at seven. Assuming shareholder approval of Proposal 1, Messrs. Buch and Hanono will hold office until the 1999 Annual Meeting (Class I), Messrs. McEwen and Oscar Feldenkreis will hold office until the 2000 Annual Meeting (Class II), and Messrs. Dix, Miller and George Feldenkreis will hold office until the 2001 Annual Meeting (Class III). If Proposal 1 is not approved by the shareholders, all directors will be elected to hold office until the 1999 Annual Meeting and until their successors are duly elected and qualified.


     The accompanying form of proxy when properly executed and returned to the Company, will be voted FOR the election as directors of the seven persons named below, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Management has no reason to believe that any of the nominees are unable or unwilling to serve if elected. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.


     The following table sets forth certain information concerning each nominee.


NAME                                AGE                 POSITION WITH THE COMPANY
--------------------------------   -----   --------------------------------------------------
George Feldenkreis(1) ..........   62      Chairman of the Board and Chief Executive Officer
Oscar Feldenkreis ..............   38      President, Chief Operating Officer and Director
Ronald L. Buch .................   62      Director
Gary Dix(1) ....................   50      Director
Salomon Hanono .................   48      Director
Richard W. McEwen(2) ...........   77      Director
Leonard Miller(1)(2) ...........   68      Director

----------------
(1) Member of Audit Committee.

(2) Member of Compensation Committee.


     GEORGE FELDENKREIS founded the Company in 1967, has been involved in all aspects of its operations since that time and served as the Company's President and a Director until February 1993, when he was elected Chairman of the Board and Chief Executive Officer. Mr. Feldenkreis is also a director, executive officer and principal shareholder of Carfel, an importer and distributor of automotive parts which he founded in 1961, is Vice President of the Greater Miami Jewish Federation and is a trustee of the University of Miami. Mr. Feldenkreis devotes a vast majority of his working time to the affairs of the Company and devotes the balance of his working time to the affairs of Carfel.


     OSCAR FELDENKREIS was elected Vice President and a Director in 1979 and joined the Company on a full-time basis in 1980. Mr. Feldenkreis has been involved in all aspects of the Company's operations since that time and was elected President and Chief Operating Officer in February 1993. Oscar Feldenkreis also serves as a director of Carfel, but does not devote any of his working time to its affairs.


     RONALD L. BUCH was elected to the Company's Board of Directors in January 1996. Prior to his retirement in 1995, Mr. Buch was employed by K-Mart Corporation for over 39 years, most recently as Vice President and General Merchandise Manager.

     GARY DIX was elected to the Company's Board of Directors in May 1993. Since February 1994, Mr. Dix, a certified public accountant, has been a partner at Mallah Furman & Company, P.A., an accounting firm in Miami, Florida. From 1979 to January 1994, Mr. Dix was a partner of Silver Dix & Hammer, P.A., another Miami accounting firm.


     SALOMON HANONO was elected to the Company's Board of Directors in February 1993. Mr. Hanono has been employed by Carfel in various sales capacities since 1987 and currently is Export Director, with overall responsibilities for Carfel's export sales. Mr. Hanono devotes substantially all of his working time to the affairs of Carfel.


     RICHARD W. MCEWEN was elected to the Company's Board of Directors in September 1994. Mr. McEwen serves as a director of Lennar Corporation, Sound Advice, Inc. and Wometco Enterprises, Inc. Prior to his retirement in 1985, Mr. McEwen was Chairman of the Board and Chief Executive Officer of Burdines, a division of Federated Department Stores, Inc.


     LEONARD MILLER was elected to the Company's Board of Directors in May 1993. Mr. Miller has been Vice President and Secretary of Pasadena Homes, Inc., a home construction firm in Miami, Florida, since 1959.


     George Feldenkreis is the father of Oscar Feldenkreis and Fanny Hanono, the Company's Secretary-Treasurer, and the father-in-law of Salomon Hanono.


     The Company's executive officers are elected annually by the Board of Directors and serve at the discretion of the Board. The Company's directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934


     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and holders of more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Commission. Such persons are required to furnish the Company with copies of all Section 16(a) forms they file.


     Based solely on its review of the copies of such forms received by it, or oral or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, with respect to the fiscal year ended January 31, 1998 ("Fiscal 1998"), all filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS


     During Fiscal 1998, the Board of Directors held four formal meetings. During Fiscal 1998, no director attended fewer than 75% of the number of meetings of the Board of Directors and each Committee of the Board of Directors held during the period he served on the Board.


     The only committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Board does not have a nominating or similar committee.

     The Audit Committee is presently comprised of George Feldenkreis, Gary Dix and Leonard Miller. The duties and responsibilities of the Audit Committee include (a) recommending to the Board of Directors the appointment of the Company's independent public accountants and any termination of engagement, (b) reviewing the plan and scope of independent audits, (c) reviewing the Company's significant accounting policies and internal controls, (d) having general responsibility for all related auditing matters, and (e) reporting its recommendations and findings to the full Board of Directors. The Audit Committee met on one occasion during Fiscal 1998.


     The Compensation Committee is presently comprised of Leonard Miller and Richard W. McEwen. The Compensation Committee reviews and approves the compensation of the Company's executive officers and administers the 1993 Plan and the Company's Directors' Stock Option Plan (the "Directors' Plan"). The Compensation Committee met on one occasion during Fiscal 1998.

                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE


     The following compensation table sets forth, for the fiscal years ended January 31, 1996, 1997 and 1998, the cash and certain other compensation paid by the Company to the Company's Chief Executive Officer ("CEO") and such other executive officers whose annual salary and bonus exceed $100,000 during Fiscal 1998 (together with the CEO, collectively, the "Named Executive Officers"):



                                                                           LONG-TERM
                                       ANNUAL COMPENSATION            COMPENSATION AWARDS
                                 --------------------------------   -----------------------
                                                                     SECURITIES UNDERLYING      ALL OTHER
                                  FISCAL      SALARY      BONUS           OPTION/SARS          COMPENSATION
NAME AND PRINCIPAL POSITION        YEAR        ($)         ($)                (#)                 ($)(1)
------------------------------   --------   ---------   ---------   -----------------------   -------------
George Feldenkreis                 1998     125,000      100,000                       --         4,750
 Chairman and CEO                  1997     120,000       50,000                       --           500
                                   1996     120,000           --                       --         1,970

Oscar Feldenkreis                  1998     350,000      460,000                       --         4,750
 President and                     1997     350,000      450,000                       --           500
 Chief Operating Officer           1996     350,000      200,000                       --         2,634

Richard L. Dunn                    1998     155,000        9,000                       --         2,500
 Vice President, Finance and       1997     145,000       10,000                       --           500
 Chief Financial Officer(2)        1996     132,692       10,000                       --         2,269

Joseph Roisman                     1998     147,000       21,000                       --         4,750
 Executive Vice President          1997     140,000       10,000                       --           500
                                   1996     116,000       10,000                       --         2,179

----------------
(1) The dollar amount represents Company contributions for the Named Executive Officer of the Company's 401(K) plan.

(2) Mr. Dunn resigned as an executive officer of the Company in April 1998.


STOCK OPTIONS HELD AT END OF FISCAL 1998


     The following table indicates the total number and value of exercisable and unexercisable stock options held by each of the Named Executive Officers listed as of January 31, 1998. No options to purchase stock were exercised by any of the Named Executive Officers in Fiscal 1998.



                                   NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                              UNDERLYING UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                   AT FISCAL YEAR-END(#)               AT FISCAL YEAR-END
                              -------------------------------   ---------------------------------
NAME                           EXERCISABLE     UNEXERCISABLE     EXERCISABLE(1)     UNEXERCISABLE
---------------------------   -------------   ---------------   ----------------   --------------
Oscar Feldenkreis .........        45,000                 0         $ 467,100             0
Richard L. Dunn ...........        37,500                 0           389,250             0
Joseph Roisman ............        11,250                 0           116,775             0

----------------
(1) Based on The Nasdaq National Market closing price for the Company's Common Stock on January 30, 1998 of $10.38 per share.

COMPENSATION OF DIRECTORS


     During Fiscal 1998, non-employee directors, with the exception of Salomon Hanono, were compensated at the rate of $1,500 per quarter and $500 for each meeting of the Board of Directors or any committee thereof attended, up to a maximum of $8,000 per annum. Directors are reimbursed for travel and lodging expenses in connection with their attendance at meetings. Mr. Hanono receives no cash compensation for his services as a director. Directors are also entitled to receive options under the Company's 1993 Plan and the Directors' Plan. As of January 31, 1998, the following Options were outstanding:



                               NUMBER OF     EXERCISE      EXPIRATION
NAME OF OPTIONEE                 SHARES        PRICE          DATE
---------------------------   -----------   ----------   -------------
Gary Dix ..................      11,250       $ 8.00     June 2, 2000
Richard W. McEwen .........       7,500       $ 8.00     June 2, 2000
Leonard Miller ............      11,250       $ 8.00     June 2, 2000
Salomon Hanono ............      11,250       $ 8.00     June 2, 2000

     In May 1998, each of the above-referenced persons was granted a ten-year option under the Directors' Plan to purchase 5,000 shares of Common Stock at an exercise price of $15.75 per share.


EMPLOYMENT AGREEMENTS


     The Company is party to an employment agreement with Oscar Feldenkreis, the Company's President and Chief Operating Officer, which was renewed in May 1998 for an additional two-year period. In connection with the renewal of the employment agreement, Mr. Feldenkreis was granted ten-year options under the 1993 Plan to purchase 55,000 shares of Common Stock at an exercise price of $15.75 per share, subject to the approval by the shareholders of the amendment to the 1993 Plan. The employment agreement, as amended, provides for an annual salary of $350,000, subject to annual cost-of-living increases, and an annual bonus as may be determined by the Compensation Committee in its discretion, up to a maximum of $500,000. The employment agreement requires Mr. Feldenkreis to devote his full-time to the affairs of the Company. Upon termination of the employment agreement by reason of the employee's death or disability, Mr. Feldenkreis or his estate will receive a lump sum payment equal to one year's salary plus a bonus as may be determined by the Compensation Committee in its discretion. The employment agreement also prohibits Mr. Feldenkreis from directly or indirectly competing with the Company for one year after termination of his employment for any reason except the Company's termination of Mr. Feldenkreis without Cause.


     The Company is also party to an employment agreement with George Feldenkreis, the Company's Chairman of the Board and Chief Executive Officer, which was renewed in May 1998 for an additional two-year period. In connection with the renewal of the employment agreement, Mr. Feldenkreis was granted options under the 1993 Plan to purchase 150,000 shares of Common Stock at an exercise price of $15.75 per share, subject to the approval by the shareholders of the amendment to the 1993 Plan. The employment agreement, as amended, provides for an annual salary of $375,000, subject to annual cost-of-living increases, and an annual bonus as may be determined by the Compensation Committee in its discretion, up to a maximum of $250,000. Pursuant to his employment agreement, Mr. Feldenkreis devotes a majority of his working time to the affairs of the Company. George Feldenkreis' employment agreement contains termination and non-competition provisions similar to those set forth in Oscar Feldenkreis' agreement.

OPTION GRANTS IN LAST FISCAL YEAR


     The Company did not grant stock options during Fiscal 1998 to any of the Named Executive Officers.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


     Under rules established by the Securities and Exchange Commission, the Company is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting the Company's executive officers (including the Named Executive Officers) during the past fiscal year. The report of the Company's Compensation Committee is set forth below.


  COMPENSATION PHILOSOPHY


     The three principal components of the Company's executive compensation are salary, bonus and stock options. These components are designed to facilitate fulfillment of the compensation objectives of the Company's Board of Directors and the Compensation Committee, which objectives include (i) attracting and retaining competent management, (ii) recognizing individual initiative and achievement, (iii) rewarding management for short and long term accomplishments, and (iv) aligning management compensation with the achievement of the Company's goals and performance.


     The Compensation Committee endorses the position that equity ownership by management is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. This alignment is amplified by the extensive holdings by management of Company Common Stock and stock options. Base salaries for new management employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for managerial talent, including a comparison of base salaries for comparable positions at similar companies of comparable sales and capitalization. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive, and the responsibilities assumed by the executive.


     The Compensation Committee intends to review the Company's existing management compensation programs on an ongoing basis and will (i) meet with the Chief Executive Officer to consider and set mutually agreeable performance standards and goals for members of senior management and/or the Company, as appropriate or as otherwise required pursuant to any such officer's employment agreement and (ii) consider and, as appropriate, approve modifications to such programs to ensure a proper fit with the philosophy of the Compensation Committee and the agreed-upon standards and goals. The Compensation Committee has not yet considered or approved the individual or corporate performance goals or standards for the fiscal year ending January 31, 1999 with respect to the Company's management incentive programs.


  CHIEF EXECUTIVE OFFICER COMPENSATION


     The principal factors considered by the Board of Directors in determining Fiscal 1998 salary and bonus for George Feldenkreis, the Chairman of the Board and Chief Executive Officer of the Company, included an analysis of the compensation of chief executive officers of public companies within the

Company's industry and public companies similar in size and capitalization to the Company. The Compensation Committee also considered the Company's Fiscal 1998 earnings, expectations for the fiscal year ending January 31, 1999 and other performance measures in determining George Feldenkreis' compensation, but there was no specific relationship or formula by which such compensation was tied to Company performance. The Company also considered that notwithstanding the fact that his employment agreement does not require Mr. Feldenkreis to devote more than 50% of his working time to the affairs of the Company, the fact that Mr. Feldenkreis has devoted the vast majority of his working time to the affairs of the Company. The Compensation Committee also renewed George Feldenkreis' employment agreement with the Company, which was to expire on May 1997, for a one-year period. In May 1998, the Compensation Committee renewed Mr. Feldenkreis' employment agreement for an additional two-year period and in connection therewith increased his base salary to $375,000.


  OTHER EXECUTIVE OFFICERS' COMPENSATION


     Fiscal 1998 base salary and bonus for the Company's other executive officers were determined by the Compensation Committee. This determination was made after a review and consideration of a number of factors, including each executive's level of responsibility and commitment, level of performance (with respect to specific areas of responsibility and on an overall basis), past and present contribution to and achievement of Company goals and performance during Fiscal 1998, compensation levels at competitive publicly held companies and the Company's historical compensation levels. Although Company performance was one of the factors considered, the approval of the Compensation Committee was based upon an overall review of the relevant factors, and there was no specific relationship or formula by which compensation was tied to Company performance. As a result of its evaluation, the Compensation Committee renewed Oscar Feldenkreis' employment agreement with the Company, which was to expire in May 1997, for a one-year period. In May 1998, the Compensation Committee renewed Mr. Feldenkreis' employment agreement for an additional two-year period.


  STOCK OPTIONS


     The Company maintains stock option plans which are designed to attract and retain executive officers, directors and other employees of the Company and to reward them for delivering long-term value to the Company. The Compensation Committee did not grant any options to Named Executive Officers during Fiscal 1998. In connection with the renewal of their employment agreements in May 1998, the Committee granted to George Feldenkreis and Oscar Feldenkreis, 150,000 and 55,000 options under the 1993 Plan, respectively, subject to the approval by the shareholders of an amendment to the Company's 1993 Plan, increasing the number of shares of Common Stock reserved for issuance thereunder.


   /s/ Richard W. McEwen
   /s/ Leonard Miller


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     None.

                               PERFORMANCE GRAPH


     The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total stockholder return on the Nasdaq Stock Market-US Index and The S&P Textile-Apparel Manufacturer Index commencing on May 21, 1993 (the first day the Common Stock began trading on The Nasdaq National Market) and ending January 31, 1998.




                COMPARISON OF 56 MONTH CUMULATIVE TOTAL RETURN*
                    AMONG SUPREME INTERNATIONAL CORPORATION,
                      THE NASDAQ STOCK MARKET--U.S. INDEX
                       AND THE S&P TEXTILE-APPAREL INDEX











                                [GRAPH OMMITTED]













                                MAY 21, 1993                    JANUARY 31,
                               --------------   -------------------------------------------
                                                 1994     1995     1996     1997      1998
                                                ------   ------   ------   ------   -------

      Supreme ..............        $100         $ 89     $ 84     $102     $121     $132
      Nasdaq US ............         100          121      116      164      214      253
      S&P Textiles .........         100           81       81       91      109      107

----------------
* Assumes that $100 was invested on May 21, 1993 in the Company's Common Stock or on April 30, 1993 in the Nasdaq Stock Market Index or The S&P Textile-Apparel Manufacturer Index, and that all dividends are reinvested.

                             CERTAIN TRANSACTIONS


     During the latter half of Fiscal 1998, the Company consolidated its administrative offices and substantially all of its warehouse and distribution facilities into a new 238,000 square foot leased facility in Miami which was built to the Company's specifications. During Fiscal 1998, the Company also leased the following facilities from affiliated parties.


     The Company leased a 19,000 square foot building in Miami, Florida which housed the Company's executive offices. The space is leased from George Feldenkreis, the Company's Chairman of the Board, pursuant to a lease which expires in December 2000. The Company's current rental for the office facility is $128,000 per annum. The Company will continue to pay rent on this facility until the expiration of the lease or the lease of the facility to another party.


     The Company also leased an approximately 54,000 square foot warehouse/office building adjacent to its former executive offices from George Feldenkreis pursuant to a lease which expired in April 1998. Fiscal 1998 rental for this facility was approximately $308,000. The Company leases a second 32,000 square foot warehouse building from a partnership of which Mr. Feldenkreis is a general partner. This warehouse is leased pursuant to a lease expiring in June 1998, at a current annual rental of approximately $136,000. A portion of this facility is still being used by the Company and a portion is subleased to Carfel, an affiliated automotive parts importer and distributor. The Company will vacate this facility upon expiration of the lease.


     The Company leases a showroom and office space in New York City, maintains an office in Guangzhou and also leases offices jointly with Carfel in Beijing, Taipei and Mexico City to monitor foreign production of their respective products.


     In January 1995, the Company entered into a license agreement (the "1995 License Agreement") with Isaco International, Inc. ("Isaco"), pursuant to which Isaco was granted an exclusive license to use the Natural Issue /registered mark/ brand name in the United States, its territories and possessions and Puerto Rico (the "Territory") to market a line of mens' underwear and loungewear. The 1995 License Agreement provided for a guaranteed minimum annual royalty of $112,500 through May 31, 1997 (with increasing amounts in succeeding years) and expired on May 31, 1998. In June 1998, the Company and Isaco extended the 1995 License Agreement for an additional year at a guaranteed minimum royalty of $137,500. Royalty income earned from the 1995 License Agreement amounted to approximately $298,000 for Fiscal 1998. In January 1998, the Company entered into two additional three-year license agreements with Isaco for use of the Natural Issue /registered mark/ brand name in the Territory to market lines of hosiery and neckwear. The license agreement for neckwear provides for a guaranteed minimum annual royalty of $15,000 and the license agreement for hosiery provides for a guaranteed minimum annual royalty of $25,000 during the first year, increasing by $5,000 in each subsequent year. The principal shareholder of Isaco is Isaac Zelcer, who is Oscar Feldenkreis' father-in-law.


     The Company believes that its arrangements with George Feldenkreis, Carfel and Isaco are on terms at least as favorable as the Company could secure from a non-affiliated third party.

                  PROPOSAL TO AMEND ARTICLES OF INCORPORATION
                       TO INCREASE THE AUTHORIZED SHARES
                 OF COMMON STOCK FROM 10,000,000 TO 30,000,000


     The Board of Directors of the Company has approved and recommends that the shareholders of the Company approve an amendment to the Company's Articles of Incorporation for the purpose of increasing the number of its authorized shares of Common Stock from 10,000,000 to 30,000,000. Such amendment will be accomplished by amending the Company's Articles of Incorporation.


     The Company's shareholders do not have preemptive rights to subscribe for or purchase any of the additional shares of Common Stock to be authorized. Additional shares of Common Stock could be used for any proper corporate purpose, including acquisitions, raising of additional equity capital, stock dividends or upon the exercise of stock options. The future issuance of additional shares of Common Stock on other than a pro rata basis may dilute the ownership of the current shareholders, as well as their proportionate voting rights.


     If the proposed amendment to the Company's Articles of Incorporation is adopted, no further approval of the shareholders would be required for the issuance of shares of Common Stock as authorized by the amendment and, absent any legal or Nasdaq National Market requirements, it is not contemplated that further approval of the holders of Common Stock would be sought for issuance of any shares authorized by the amendment. The Company has no present plans to issue any shares of Common Stock which would be authorized hereby.


     The approval of the proposed amendment could make it more difficult to acquire control of the Company and thereby discourage attempts to do so, even though the Company's shareholders may deem such an acquisition desirable. Issuance of shares of Common Stock could dilute the ownership interest and voting power of the Company's shareholders who may seek control of the Company. Shares of Common Stock could be issued in a private placement to one or more organizations sympathetic to the Company and opposed to any take-over bid, or under other circumstances that could make it more difficult and thereby discourage attempts to acquire control of the Company. To the extent that it impedes any such attempts, the amendment may serve to perpetuate the Company's management.


     Although the Company has from time to time considered the issuance of additional securities in connection with a strategic alliance or acquisition, the Company has no present plans, agreements or arrangements for the issuance of shares of Common Stock in excess of the number of such shares presently authorized in connection with any particular transaction. The Company does not anticipate soliciting the vote of its shareholders to authorize the issuance of shares of the Common Stock unless otherwise required under the Florida Business Corporation Act, the Company's Articles of Incorporation or its By Laws.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

           PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION
                        TO CREATE CLASS A COMMON STOCK


     The Board of Directors has approved and recommends that the shareholders adopt an amendment (the "Dual Class Amendment") to the Company's Articles of Incorporation to create the Class A Common Stock.


GENERAL INFORMATION AND BACKGROUND OF THE DUAL CLASS AMENDMENT


     In recent years, a number of publicly held companies have adopted capital structures utilizing two classes of common stock. As part of its consideration of future potential growth strategies, management of the Company became interested in effecting such a "dual class" structure in order to provide flexibility in considering, proposing and structuring acquisition and financing transactions to potentially augment the Company's growth. Although the Company continually reviews and evaluates acquisition and financing alternatives, the Company does not presently have any agreements, understanding or arrangement with respect to the issuance of any Class A Common Stock in connection with any acquisitions or financings.


     As indicated in "Beneficial Security Ownership," George Feldenkreis and Oscar Feldenkreis and members of their family and their affiliates (collectively, the "Feldenkreis Family Group") beneficially own in the aggregate approximately 45.1% of the issued and outstanding shares of Common Stock. In light of the possible effects of a dual class stock structure on the shareholders of the Company (including the Feldenkreis Family Group), on May 8, 1998, the Board of Directors reviewed and discussed, in the absence of George Feldenkreis, Oscar Feldenkreis and Solomon Hanono, the proposed Dual Class Amendment. At the meeting, the participating directors discussed and evaluated the Dual Class Amendment with legal counsel. The participating directors also consulted the Company's investment bankers.


     The objectives sought to be achieved by, and the various proposed terms of, the Dual Class Amendment were reviewed. The anticipated benefits and possible disadvantages of the dual class stock structure to be effected by the Dual Class Amendment were also discussed. See "Reasons for the Dual Class Structure" and "Certain Potential Disadvantages of the Dual Class Structure." At that meeting, they also discussed the potential market price differential between voting and sub-voting shares, the potential impact on market liquidity, the potential reaction of institutional investors to non-voting stock structures and the potential impact on the Company's ability to raise capital. Upon such review, each participating director concluded that the advantages of the Dual Class Amendment far outweighed the potential disadvantages, and unanimously voted to approve the adoption of the Dual Class Amendment and to recommend their adoption to the Company's shareholders. The Board of Directors then directed that the proposed terms of the Dual Class Amendment be finalized and that this Dual Class Amendment be incorporated as a proposal in the Company's 1998 Proxy Statement.


     Management of the Company anticipates that the authorized but unissued shares of Class A Common Stock would be utilized by the Company for general corporate purposes, including the issuance of such shares in public offerings or privately negotiated transactions. Future issuances of Class A Common Stock may also be made for a variety of other valid corporate purposes, including as stock dividends to existing shareholders, to reduce indebtedness, to increase working capital or to fund additions to fixed assets. The Company may also use such stock to effect acquisitions of or business combinations with other corporations or business entities and to fund employee benefit and incentive plans. Although the Company continually reviews and evaluates acquisition and financing alternatives, the Company does not presently have any agreements, understanding or arrangement with respect to the issuance of any Class A Common Stock in connection with any acquisitions or financings. As an equity security, the Class A Common Stock would participate fully from a financial point of view in any future growth of the Company.


SUMMARY OF NEWLY AUTHORIZED CLASS A COMMON STOCK


     The Company's authorized capital stock currently consists of 11,000,000 shares, consisting of 10,000,000 shares of Common Stock, of which 6,705,248 shares were outstanding as of the Record Date; and 1,000,000 shares of Preferred Stock, none of which are outstanding.


     The Dual Class Amendment modifies the Company's capitalization such that, upon filing the Dual Class Amendment with the Secretary of State of the State of Florida, the Company's authorized capital stock will include 15,000,000 shares of Class A Common Stock.


     The Dual Class Amendment will become effective upon filing with the Secretary of State of the State of Florida (the "Effective Date") after approval of holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Pursuant to the Dual Class Amendment, the economic rights of each share of Common Stock and Class A Common Stock will be identical, except that each share of Common Stock will entitle the holder thereof to one vote in respect of matters submitted for the vote of holders of Common Stock, whereas each share of Class A Common Stock will entitle the holder thereof to a vote on such one-tenth matters. See "Description of Common Stock."


REASONS FOR THE DUAL CLASS STRUCTURE


     The Board of Directors believes that the adoption of the Dual Class Amendment, including the dual class stock structure created thereby, is in the best interests of the Company. The material advantages and disadvantages of the dual class stock structure considered by the Board of Directors are set forth herein. The Board of Directors believes that the creation of a capital structure with both full-voting Common Stock and sub-voting Class A Common Stock will offer a number of potential benefits to the Company and its shareholders as set forth below:


     FINANCING FLEXIBILITY. By authorizing the Company to issue either full-voting or sub-voting shares, the Dual Class Amendment will provide the Company with increased flexibility to issue Class A Common Stock (i) in order to raise equity capital (either through direct issuances of stock or through issuances of convertible securities) to finance future capital expenditures and to finance the future growth of the Company, (ii) as consideration for future acquisitions, and (iii) in connection with employee stock benefit plans as a means of attracting, compensating and retaining key employees, without materially diluting the voting power of the Company's existing shareholders, even though their relative equity interests would decrease. Although the Company continually reviews and evaluates acquisition and financing alternatives, the Company does not presently have any agreements, understanding or arrangement with respect to the issuance of any Class A Common Stock in connection with any acquisitions or financings. Management believes that by providing the Company with the ability to issue sub-voting equity securities, the Dual Class Amendment also helps mitigate any reluctance that the Feldenkreis Family Group (see "Beneficial Security Ownership") might otherwise have to support the issuance of significant amounts of additional common stock because of the accompanying voting dilution. Avoiding such voting dilution also reduces the risk of disruption in the continuity of the Company's management, current policies and long-term strategy, as discussed below under "Continuity."


     The Dual Class Amendment will provide all shareholders, including the Feldenkreis Family Group, increased flexibility to dispose of a portion of their equity interest in the Company without significantly affecting their relative voting power. Because shareholders who are interested in maintaining their voting interest in the Company may be more willing to sell shares of the Company if such sale does not result in a corresponding decrease in their relative voting power, the Dual Class Amendment may also result in increased trading of the equity securities of the Company, thereby increasing liquidity.


     CONTINUITY. The Dual Class Amendment will provide the Company with the flexibility to issue Class A Common Stock for financing, acquisition and compensation purposes without materially diluting the voting power of the Company's existing shareholders, including the Feldenkreis Family Group. As a practical matter, the Dual Class Amendment will permit the Feldenkreis Family Group to retain significant voting power even if the Company issues shares of Class A Common Stock. Accordingly, the Dual Class Amendment is expected to reduce the risk of disruption in the continuity of the Company's management and its current operating policies and long-term strategy that might otherwise result if the Company issued a substantial number of additional shares of Common Stock.


     KEY EMPLOYEES. The Dual Class Amendment is intended to permit all employees of the Company to continue to concentrate on their employment responsibilities by reducing concerns, if any, that the future of the Company could be affected by real or perceived succession issues or by an unsolicited takeover attempt. By reducing these uncertainties, the Dual Class Amendment may enhance the ability of the Company to attract and retain highly qualified key employees. In addition, the Company's ability to issue Class A Common Stock will increase the Company's flexibility in structuring compensation plans and arrangements so those employees may continue to participate in the growth of the Company without materially diluting the voting power of existing shareholders.


     KEY CUSTOMERS AND SUPPLIERS. The Dual Class Amendment is also intended to provide reassurance to long-time customers, suppliers and other entities that have significant business relationships with the Company, each of which may have concerns about potential changes in control, thereby increasing their willingness to enter into long-term commitments with the Company.


ANTITAKOVER EFFECTS OF DUAL CLASS STOCK STRUCTURE


     The Dual Class Amendment may deter or frustrate a takeover attempt of the Company that a holder of Common Stock might consider in its best interest, including those attempts that might result in a premium over the market price for the capital stock held by the shareholder. While the Dual Class Amendment and the creation and issuance of shares of Class A Common Stock may act as an effective deterrent or bar to future takeover attempts not sanctioned by management or the holders of a majority of the Common Stock, the Dual Class Amendment is not being proposed in reaction to any such takeover attempt or to any accumulation of the Company's Common Stock known to management. The Dual Class Amendment is being proposed at this time to give management the flexibility to issue additional equity securities in future corporate transactions without threatening the voting power in the present shareholders. Set forth below is a brief summary of the principal anti-takeover effects of the Dual Class Amendment.


     DUAL CLASS STOCK STRUCTURE. Holders of Class A Common Stock will have per share voting rights that are one-tenth of the voting rights of holders of Common Stock. One of the principal purposes of having two classes of common stock with different voting rights is to maintain existing shareholders' voting power in the Company. See "Certain Potential Disadvantages of the Dual Class Stock Structure."


     AUTHORIZED BUT UNISSUED SHARES. The Dual Class Amendment provides for a significant number of authorized but unissued shares of Class A Common Stock that will be available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. Although the Company continually reviews and evaluates acquisition and financing alternatives, the Company does not presently have any agreements, understanding or arrangement with respect to the issuance of any Class A Common Stock in connection with any acquisitions or financings.


CERTAIN POTENTIAL DISADVANTAGES OF THE DUAL CLASS STOCK STRUCTURE


     While the Board has determined that the implementation of the dual class stock structure reflected in the Dual Class Amendment is in the best interest of the Company, such structure may also be considered to have certain disadvantages, including, but not limited to, those set forth below and those set forth under "Certain Effects of the Dual Class Amendment."


     INFLUENCE BY THE FELDENKREIS FAMILY GROUP. The Feldenkreis Family Group beneficially owns in the aggregate approximately 45.1% of the Company's outstanding capital stock. The Feldenkreis Family Group is therefore able to substantially influence the election of members of the Company's Board of Directors and the control of the business, policies and affairs of the Company. The voting power of the Feldenkreis Family Group may discourage certain types of transactions involving an actual or potential change in control of the Company, including transactions in which the holders of Common Stock might receive a premium for such shares over prevailing market prices.


     INVESTMENT BY INSTITUTIONS. The dual class stock structure effected by the Dual Class Amendment may affect the decision of certain institutional investors that would otherwise consider investing in or retaining the Common Stock. The holding of sub-voting shares may not be permitted by the investment policies of certain institutional investors. The Company is not aware of the effect, if any, that the adoption of the Dual Class Amendment will have on the continued holdings of those institutional investors who currently own Common Stock.


     ACQUISITION ACCOUNTING. In order for the Company to effect a business combination to be accounted for using the "pooling of interests" method, the Company would be required to issue Common Stock in order to effect any such combination. Class A Common Stock may not be used, either alone or in combination with Common Stock, to effect a business combination utilizing such method of accounting.

     STATE STATUTES. Some state securities law statutes contain provisions which, following the issuance of Class A Common Stock, may restrict certain offerings of equity securities by the Company or the secondary trading of such equity securities in those states. However, due to exemptions or for other reasons, the Company does not believe that such provisions will have a material adverse effect on the amount of equity securities that the Company will be able to offer, the price obtainable for such equity securities in such an offering, or the secondary trading market for the Company's equity securities.


     SECURITY FOR CREDIT. While there can be no assurance, the Company does not expect that the implementation of the dual class stock structure reflected in the Dual Class Amendment will affect the ability of shareholders to use shares of either Common Stock or Class A Common Stock as security for the extension of credit by financial institutions, securities brokers or dealers.


DESCRIPTION OF THE COMMON STOCK


     The terms of the Common Stock and the Class A Common Stock are set forth in full in Article III of the Amended and Restated Articles of Incorporation attached to this Proxy Statement as Exhibit A. The rights of the two classes will be identical except as otherwise described below.


     VOTING. Under the Company's current Articles of Incorporation, each share of Common Stock is entitled to one vote per share. Pursuant to the proposed Dual Class Amendment, (i) each share of Common Stock will be entitled to one vote per share, and (ii) each share of Class A Common Stock will be entitled to a one-tenth vote per share. Except as required by applicable law, holders of Common Stock and Class A Common Stock will vote together, with each other, and not as separate classes, on all matters submitted to a vote of the shareholders. Neither the Common Stock nor the Class A Common Stock will have cumulative voting rights. The Dual Class Amendment does not affect the relative voting power of holders of Common Stock.


     DIVIDENDS AND DISTRIBUTIONS. The Dual Class Amendment provides that, subject to the rights of the holders of the Company's Preferred Stock, the holders of Common Stock and Class A Common Stock will be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends and other distributions payable in cash, property, stock (including shares of any class or series of the Company, whether or not shares of such class or series are already outstanding) or otherwise. Each share of Common Stock and each share of Class A Common Stock will have identical rights with respect to dividends and distributions, subject to the following: (i) a common stock dividend payable with respect to the Company's Common Stock may be paid in Class A Common Stock or Common Stock or a combination of both; (ii) a common stock dividend payable with respect to the Company's Class A Common Stock may be paid in Class A Common Stock or Common Stock or a combination of both; (iii) whenever a dividend or distribution is payable in shares of Common Stock and/or Class A Common Stock, the number of shares payable per each share shall be equal in number; and (iv) a stock dividend payable with respect to Common Stock that is paid in shares of Common Stock will be considered to be identical to a stock dividend payable with respect to Class A Common Stock that is paid in a proportionate number of shares of Class A Common Stock. The dividend provisions of the Dual Class Amendment provides the Board of Directors with the flexibility to determine appropriate dividend levels, if any, under the circumstances from time to time.



     CONVERTIBILITY. Neither the Common Stock nor the Class A Common Stock will be convertible into another class of securities of the Company.

     SPLITS OR COMBINATIONS. The Dual Class Amendment provides that, if the Company shall in any manner split, subdivide or combine the shares of outstanding Common Stock or Class A Common Stock, then the outstanding shares of the other such class shall be proportionately split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the class that has been split, subdivided or combined.


     MERGERS AND CONSOLIDATIONS. In the event of a merger, consolidation or combination of the Company with another entity (whether or not the Company is the surviving entity), the holders of Common Stock and Class A Common Stock will be entitled to receive the same per share consideration in that transaction, except that any common stock that holders of Common Stock and Class A Common Stock are entitled to receive in any such event may differ as to voting rights and otherwise to the extent and only the extent that the Common Stock and the Class A Common Stock differ as set forth in Article III of the Articles of Incorporation.


     LIQUIDATION. In the event of liquidation, after payment of the debts and other liabilities of the Company and after making provision for the holders of Preferred Stock, if any, the remaining assets of the Company will be distributable ratably among the holders of the Common Stock and Class A Common Stock treated as a single class.


     PREEMPTIVE RIGHTS. Neither the Common Stock nor the Class A Common Stock will carry any preemptive rights enabling a holder to subscribe for or receive shares of the Company of any class or any other securities convertible into any class of the Company's stock.


     SALES AND REPURCHASES. The Board of Directors is permitted to authorize the sale of shares of either the Common Stock or Class A Common Stock even though a higher price could be obtained by selling shares of the other class due to differing values and market prices for such classes. The Board of Directors is also permitted to authorize the repurchase of shares of either the Common Stock or the Class A Common Stock without regard to whether a lesser price could be paid for the same number of shares of the other class.


     SHAREHOLDER INFORMATION. The Company will deliver to the holders of the Common Stock and Class A Common Stock the same proxy statements, annual reports and other information reports.


CERTAIN EFFECTS OF THE DUAL CLASS AMENDMENT


     EFFECTS ON RELATIVE OWNERSHIP INTEREST AND VOTING POWER. The Dual Class Amendment will not itself affect the relative voting power or equity interests of the holders of Common Stock. Such shareholders' relative voting power will change only upon and to the extent impacted by future issuances of stock.


     EFFECT ON MARKET VALUE, PRICE AND TRADING MARKET. The market price of shares of the Common Stock and Class A Common Stock, when issued, will depend on many factors, including, among others, the future performance of the Company, general market conditions and conditions relating to companies similar to the Company and the industry in general. Accordingly, the Company cannot predict the market prices at which the Common Stock and the Class A Common Stock, when issued, will trade following the adoption of the Dual Class Amendment or whether one class will trade at a premium over the other class. The Company believes that the market value of the Common Stock immediately after the Dual Class Amendment will not be materially less than the market value of the Common Stock immediately prior to the announcement of the Dual Class Amendment, but there can be no assurance as to the trading prices of either the Common Stock or the Class A Common Stock, when issued. The Common Stock is currently traded on the Nasdaq National Market. On the Record Date, the last reported sales price per share of the Common Stock
was $     . If the market price of the Class A Common Stock, when issued, were to drop significantly below the market price of the Common Stock, the potential benefits of the Dual Class Amendment's dual class stock structure with respect to flexibility for financings by the Company or resales by the shareholders may be limited.


     The Common Stock will continue to be listed on the Nasdaq National Market, and in the event the Class A Common Stock is issued, the Company may seek authorization to list the Class A Common Stock on the Nasdaq National Market. Any issuance of Class A Common Stock by the Company may serve to increase market activity in the Class A Common Stock relative to the Common Stock. Greater market activity may result in increased volatility in pricing and could enlarge any price differential, either higher or lower, between the Class A Common Stock and the Common Stock.


     SUBSEQUENT AMENDMENTS. The Dual Class Amendment will not prevent the Company from taking any action, or otherwise affect the Company's ability, with the requisite approval of its shareholders, to adopt any future amendments to the Company's Dual Class Amendment for the purpose of further changing the Company's capital structure or for any other lawful purpose. The issuance of Preferred Stock with voting rights or conversion rights may adversely affect the voting power of the Common Stock and the Class A Common Stock.


     NASDAQ NATIONAL MARKET CRITERIA. The Dual Class Amendment is intended to comply with the rules of the Nasdaq National Market that prohibit the disparate reduction or restriction of the voting rights of existing shareholders through any corporate action or issuance. The purpose of the rule is to prohibit stock issuances and other corporate actions that have a "disenfranchising effect" or nullifying, restricting, or disparately reducing the per share voting rights of existing shareholders. Although the Company has no present plans or proposals to issue sub-voting Class A Common Stock, the Company presently anticipates that both the Common Stock and the Class A Common Stock if and when issued will be traded on the Nasdaq National Market. Future issuances of either Common Stock or Class A Common Stock may be subject to further Nasdaq National Market approval.


     The Dual Class Amendment also requires that if any shares of Class A Common Stock require registration with or approval of any governmental authority under any federal or state law, the Company will cause such shares of Class A Common Stock to be duly registered or approved, as the case may be. The Company is also required to endeavor to use its best efforts to list the shares of Class A Common Stock to be delivered prior to such delivery upon each national securities exchange upon which the outstanding shares of Class A Common Stock are listed at the time of such delivery.


     POTENTIAL CHANGES IN LAWS OR REGULATIONS. In the past, bills have been introduced in Congress that, if enacted, would have prohibited the registration of common stock on a national securities exchange if such common stock were part of a class of securities which has no voting rights or carried disproportionate voting rights. While these bills have not been acted upon by Congress, there can be no assurance that such a bill (or a modified version thereof) will not be introduced in Congress in the future. Legislation or other regulatory developments could make the Company's Common Stock and Class A Common Stock ineligible for trading on national securities exchanges. The Company is unable to predict whether any such regulatory proposals will be adopted or whether they will have such effect.


     VOTE REQUIRED. Approval of the Dual Class Amendment will require the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes are considered shares of stock outstanding and entitled to vote and are counted in determining the number of votes necessary for a majority. An abstention or broker non-vote will therefore have the practical effect of voting against approval of the Dual Class Amendment because it represents one fewer vote for approval of the Dual Class Amendment.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.



                   PROPOSAL TO AMEND 1993 STOCK OPTION PLAN


     The Board of Directors of the Company has amended, subject to shareholder approval, the 1993 Plan to increase the number of shares of Common Stock authorized for issuance under the 1993 Plan by 600,000 shares from a total of 450,000 shares to 900,000 shares of Common Stock.


1993 PLAN DESCRIPTION


     The statements in this Proxy Statement concerning the terms and provisions of the 1993 Plan are summaries only and do not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the 1993 Plan, which is attached hereto as Exhibit B.


     The purpose of the 1993 Plan is to advance the interests of the Company by providing an additional incentive to attract and retain qualified and competent persons as employees, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.


     The 1993 Plan was effective as of April 12, 1993, and, unless sooner terminated by the Board of Directors of the Company in accordance with the terms thereof, shall terminate on April 12, 2003. Certain employees, who are selected by the stock option committee, or if there is no stock option committee by the Board of Directors, may participate in the 1993 Plan; however, no incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code" or "Internal Revenue Code") shall be granted to a consultant who is not also an employee of the Company.


     The 1993 Plan provides for the issuance of incentive stock options ("Incentive Stock Options") and nonqualified stock options ("Nonqualified Stock Options"). An Incentive Stock Option is an option to purchase Common Stock that meets the definition of "incentive stock option" set forth in Section 422 of the Code. A Nonqualified Stock Option is an option to purchase Common Stock that meets certain requirements in the Plans but does not meet the definition of an "incentive stock option" set forth in Section 422 of the Code. Nonqualified Stock Options and Incentive Stock Options are sometimes referred to herein as "Options."

     The number of shares of Common Stock that may be issued pursuant to Options granted under the 1993 Plan is presently 450,000, and if this proposal is approved by the shareholders, will be increased to 900,000. If any Option granted pursuant to the 1993 Plan terminates, expires, or is canceled or surrendered, in whole or in part, shares subject to the unexercised portion may again be issued pursuant to the exercise of Options granted under the 1993 Plan. The shares acquired upon exercise of Options granted under the 1993 Plan will be authorized and unissued shares of Common Stock. The Company's shareholders will not have any preemptive rights to purchase or subscribe for the shares reserved for issuance under the 1993 Plan.


     The 1993 Plan is administered by a stock option committee of two or more directors (the "Committee") or, if a Committee is not designated by the Board of Directors, by the Board of Directors as a whole. The Committee has the right to determine, among other things, the persons to whom Options are granted, the number of shares of Common Stock subject to Options, the exercise price of Options and the term thereof. All employees of the Company, including officers and directors and consultants to the Company, are eligible to receive grants of Options under the 1993 Plan; however, no Incentive Stock Option may be granted to a consultant who is not also an employee of the Company or any of its subsidiaries. Upon receiving grants of Options, each holder of the Options (the "Optionee") shall enter into an option agreement with the Company which contains the terms and conditions deemed necessary by the Committee.


TERMS AND CONDITIONS OF OPTIONS


     OPTION PRICE. For any Option granted under the 1993 Plan, the option price per share of Common Stock may be any price not less than par value per share as determined by the Committee; however, the option price per share of any Incentive Stock Option may not be less than the Fair Market Value (defined below) of the Common Stock on the date such Incentive Stock Option is granted. On the Record Date, the closing price of the Company's Common Stock as reported
by the NASDAQ National Market was $      per share.


     Under the 1993 Plan, the "Fair Market Value" is the closing price of shares on the business day immediately preceding the date of grant; however, if the shares are not publicly traded, then the Fair Market Value will be as the Committee shall in its sole and absolute discretion determine in a fair and uniform manner. The closing price of the share on any business day under the 1993 Plan is (i) if the shares are listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of shares on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the shares are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of shares on such system, or (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for the shares as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the shares on at least five of the ten preceding days.


     EXERCISE OF OPTIONS. Each Option is exercisable in such amounts, at such intervals and upon such terms as the Committee may determine; however, Incentive Stock Options must vest in three annual installments commencing one year from the date of grant. In no event may an Option be exercisable after ten years from the date of grant. Unless otherwise provided in an Option, each outstanding Option may, in the sole discretion of the Committee, become immediately fully exercisable (i) if there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that shareholders of the Company immediately before such transaction cease to own at least 51 percent of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction; (ii) if the shareholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless such plan is subsequently abandoned); or (iii) if the shareholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned). The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any shares subject to any Option or previously acquired by the exercise of any Option. Options granted to the officers and directors under the 1993 Plan may not be exercised unless otherwise expressly provided in any Option, until six months following the date of grant and if and only if the Optionee is in the employ of the Company on such date.


     Unless further limited by the Committee in any Option, shares of Common Stock purchased upon the exercise of Options must be paid for in cash, by certified or official bank check, by money order, with already owned shares of Common Stock, or a combination of the above. The Committee, in its sole discretion, may accept a personal check in full or partial payment. If paid in whole or in part with shares of already owned Common Stock, the value of the shares surrendered is deemed to be their Fair Market Value on the date the Option is exercised. Proceeds from the sale of Common Stock pursuant to the exercise of Options will be added to the general funds of the Company to be used for general corporate purposes. Under the 1993 Plan, the Company may also lend money to an Optionee to exercise all or a portion of an Option granted under the 1993 Plan. If the exercise price is paid in whole or in part with Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of shares purchased by Optionee upon exercise of such Option, (iii) bear interest at a rate of interest no less than the rate of interest payable by the Company to its principal lender, and
(iv) contain such other terms as the Committee in its sole discretion shall require.


     NONTRANSFERABILITY. Options granted under the 1993 Plan are not transferable by an Optionee other than by will or the laws of descent and distribution, and Options are exercisable during an Optionee's lifetime only by the Optionee.


     TERMINATION OF OPTIONS. The expiration date of an Option is determined by the Committee at the time of the grant and is set forth in the applicable stock option agreement. In no event may an Option be exercisable after ten years from the date it is granted.


     The 1993 Plan provides that if an Optionee's employment is terminated for any reason other than for cause, an improper termination, mental or physical disability or death, then the unexercised portion of the Optionee's Options shall terminate three months after such termination. If an Optionee's employment is terminated for cause or if there is an improper termination of Optionee's employment, the unexercised portion of the Optionee's Options shall terminate immediately upon such termination. If an Optionee's employment is terminated by reason of the Optionee's mental or physical disability, the unexercised portion of the Optionee's Options shall terminate 12 months after such termination. If an Optionee's employment is terminated by reason of the Optionee's death, the unexercised portion of the Optionee's Options shall terminate 12 months after the Optionee's death.


     The Committee in its sole discretion may by giving written notice cancel, effective upon the date of the consummation of certain corporate transactions that would result in an Option becoming fully exercisable, cancel any Option that remains unexercised on such date. Such notice shall be given in a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after shareholder approval of such corporate transaction.


OUTSTANDING OPTIONS


     As of the Record Date, Options to purchase a total of 450,000 shares of Common Stock had been granted pursuant to the 1993 Plan, 122,250 of which have been exercised and 327,750 of which are outstanding (of which 150,313 Options are exercisable). Outstanding Options, which are held by 38 persons, are exercisable at prices ranging from $7.67 per share to $15.38 per share and are exercisable through various expiration dates from 1998 to 2001. In connection with the renewal of their employment agreements in May 1998, the Committee granted to George Feldenkreis and Oscar Feldenkreis, 150,000 and 55,000 Options under the 1993 Plan, respectively, subject to the approval by the shareholders of an amendment to the Company's 1993 Plan, increasing the number of shares of Common Stock reserved for issuance thereunder. In addition 14,125 Options granted under the 1993 Plan to another employee are subject to the approval by shareholders of this proposal.


FEDERAL INCOME TAX EFFECTS


     The 1993 Plan is not qualified under the provisions of Section 401(a) of the Code, nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.


     INCENTIVE STOCK OPTIONS. Incentive Stock Options are "incentive stock options" as defined in Section 422 of the Internal Revenue Code. Under the Code, an Optionee generally is not subject to ordinary income tax upon the grant or exercise of an Incentive Stock Option. However, an employee who exercises an Incentive Stock Option by delivering shares of Common Stock previously acquired pursuant to the exercise of an Incentive Stock Option is treated as making a Disqualifying Disposition (defined below) of such shares if the employee delivers such shares before the expiration of the holding period applicable to such shares. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. The effect of this provision is to prevent "pyramiding" the exercise of an Incentive Stock Option (i.e., the exercise of the Incentive Stock Option for one share and the use of that share to make successive exercise of the Incentive Stock Option until it is completely exercised) without the imposition of current income tax.



     The amount by which the fair market value of the shares acquired at the time of exercise of an Incentive Stock Option exceeds the purchase price of the shares under such Option will be treated as an item of adjustment included in the Optionee's alternative minimum taxable income for purposes of the alternative minimum tax. If, however, there is a Disqualifying Disposition in the year in which the Option is exercised, the maximum amount of the item of adjustment for such year is the gain on the disposition of the shares. If there is Disqualifying Disposition in a year other than the year of exercise, the dispositions will not result in an item of adjustment for such other year.

     If, subsequent to the exercise of an Incentive Stock Option (whether paid for in cash or in shares), the Optionee holds the shares received upon exercise for a period that exceeds (a) two years from the date such Incentive Stock Option was granted or, if later, (b) one year from the date of exercise (the "Required Holding Period"), the difference (if any) between the amount realized from the sale of such shares and their tax basis to the holder will be taxed as long-term capital gain or loss. If the holder is subject to the alternative minimum tax in the year of disposition, such holder's tax basis in his or her shares will be increased for purposes of determining his alternative minimum tax for such year, by the amount of the item of adjustment recognized with respect to such shares in the year the Option was exercised.


     In general, if, after exercising an Incentive Stock Option, an employee disposes of the shares so acquired before the end of the Required Holding Period (a "Disqualifying Disposition"), such Optionee would be deemed in receipt of ordinary income in the year of the Disqualifying Disposition, in an amount equal to the excess of the fair market value of the shares at the date the Incentive Stock Option was exercised over the exercise price. If the Disqualifying Disposition is a sale or exchange which would permit a loss to be recognized under the Code (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the Optionee's ordinary income would be limited to the gain (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the shares on the date of exercise, the excess would be treated as short-term or long-term capital gain, depending on whether the holding period for such shares exceeded one year.


     An income tax deduction is not allowed to the Company with respect to the grant or exercise of an Incentive Stock Option or the disposition, after the Required Holding Period, of shares acquired upon exercise. In the event of a Disqualifying Disposition, a Federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the Optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and the Company satisfies its withholding obligation with respect to such income.


     NONQUALIFIED STOCK OPTIONS. An Optionee granted a Nonqualified Stock Option under the 1993 Plan will generally recognize, at the date of exercise of such Nonqualified Stock Option, ordinary income equal to the difference between the exercise price and the fair market value of the shares of Common Stock subject to the Nonqualified Stock Option. This taxable ordinary income will be subject to Federal income tax withholding. A Federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the Optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and the Company satisfies its withholding obligation with respect to such income.


     If an Optionee exercises a Nonqualified Stock Option by delivering other shares, the Optionee will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the Optionee's tax basis. The Optionee, however, will be taxed as described above with respect to the exercise of the Nonqualified Stock Option as if he had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. Provided a separate identifiable stock certificate is issued therefor, the Optionee's tax basis in that number of shares received on such exercise which is equal to the number of shares surrendered on such exercise will be equal to his tax basis in the shares surrendered and his holding period for such number of shares received will include his holding period for the shares surrendered. The Optionee's tax basis and holding period for the additional shares received on exercise of a Nonqualified Stock Option paid for, in whole or in part, with shares will be the same as if the Optionee had exercised the Nonqualified Stock Option solely for cash.


     The discussion set forth above does not purport to be a complete analysis of the potential tax consequences relevant to the Optionees or to the Company, or to describe tax consequences based on particular circumstances. It is based on Federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.


      PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS


     The firm of Deloitte & Touche LLP, independent public accountants, has served as the Company's independent public accountants since 1993. The Board of Directors has selected Deloitte & Touche LLP as the Company's independent public accountants for the current fiscal year ending January 31, 1999. One or more representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.


                                 OTHER BUSINESS


     The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.


                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS


     Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal to be included in the Company's proxy statement for the Company's 1999 Annual Meeting of Shareholders must deliver a proposal in writing to the Company's principal executive offices no later than February 27, 1999.


                                        By Order Of The Board of Directors




                                        FANNY HANONO,
                                        Secretary


Miami, Florida
June 26, 1998

                                                                       EXHIBIT A

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                        SUPREME INTERNATIONAL CORPORATION

                                   ARTICLE I

         The name of the Corporation is SUPREME INTERNATIONAL CORPORATION (hereinafter called the "Corporation").

                                   ARTICLE II

         The current mailing address of the principal place of business of the Corporation is 3000 Northwest 107th Avenue, Miami, Florida 33172.

                                  ARTICLE III

         The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is Forty-Six Million (46,000,000), consisting of (i) Thirty Million (30,000,000) shares of common stock, par value $.01 per share (the "Common Stock"); (ii) Fifteen Million (15,000,000) shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"); and (iii) One Milllion (1,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

         The designations and the preferences, limitations and relative rights of the Preferred Stock, the Common Stock and Class A Common Stock of the Corporation are as follows:

         A. PROVISIONS RELATING TO THE COMMON STOCK AND CLASS A COMMON STOCK.

                  1. The Board of Directors may change the name and reference to the Common Stock and the Class A Common Stock without altering and changing any of the rights, privileges and preferences of the holders of the Common Stock and the Class A Common Stock, including but not limited to renaming the Class A Common Stock Class B Common Stock and renaming the Common Stock Class A Common Stock.

                  2. The Common Stock and the Class A Common Stock shall be subject to the express terms of the Preferred Stock and any class or series thereof. The powers, preferences and rights of the Common Stock and the Class A Common Stock and the qualifications, limitations and restrictions thereof, shall in all respects be identical, except as otherwise required by law or as expressly provided in this Section 2.

                           (a) Except as otherwise required by law or as may be
provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of the Preferred Stock, as herein provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock and Class A Common Stock. The holders of shares of Common Stock and Class A Common Stock shall have the following voting rights:

                                    (i) the holders of Common Stock shall be
entitled to one (1) vote for each share of Common Stock held on all matters voted upon by the shareholders of the Corporation and shall vote together with the holders of Class A Common Stock and together with the holders of any other classes or series of stock who are entitled to vote in such manner and not as a separate class; and

                                    (ii) the holders of Class A Common Stock
shall be entitled to one-tenth (1/10th) vote of each share of Class A Common Stock held on all matters voted upon by the shareholders of the Corporation and shall vote together with the holders of Common Stock and together with the holders of any other classes or series of stock who are entitled to vote in such manner and not as a separate class.

                           (b) Subject to the rights of the holders of the
Preferred Stock, the holders of the Common Stock and the Class A Common Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends and other distributions payable in cash, property, stock (including shares of any class or series of the Corporation, whether or not shares of such class or series are already outstanding) or otherwise. Each share of Common Stock and each share of Class A Common Stock shall have identical rights with respect to dividends and distributions, subject to the following:

                                    (i) a dividend or distribution in common
stock on Common Stock may be paid or made in shares of Common Stock or shares of Class A Common Stock or a combination of both;

                                    (ii) a dividend or distribution in common
stock on Class A Common Stock may be paid in shares of Class A Common Stock or shares of Common Stock or a combination of both;

                                    (iii) whenever a dividend or distribution is
payable in shares of Common Stock and/or Class A Common Stock, the number of shares of Common Stock payable as a dividend per each share of Common Stock or Class A Common Stock shall be equal in number;

                                    (iv) a dividend or distribution on Common
Stock which is paid or made in shares of Common Stock shall be considered identical to a dividend or distribution on

Class A Common Stock which is paid or made in a proportionate number of shares of Class A Common Stock; and

                                    (v) if any shares of Class A Common Stock
require registration with or approval of any governmental authority under any federal or state law before such shares may be issued upon conversion, the Corporation shall cause such shares to be duly registered or approved, as the case may be. The Corporation shall endeavor to use its best efforts to list the shares of Class A Common Stock to be delivered upon conversion prior to such delivery upon each national securities exchange upon which the outstanding shares of Class A Common Stock are listed at the time of such delivery.

                           (c) If the Corporation shall in any manner split,
subdivide or combine the outstanding shares of the Common Stock or Class A Common Stock, then the outstanding shares of the Common Stock and the Class A Common Stock shall be proportionately split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the class that has been split, subdivided or combined.

                           (d) In the event of a merger, consolidation or
combination of the Corporation with another entity (whether or not the Corporation is the surviving entity), the holders of Common Stock and Class A Common Stock shall be entitled to receive the same per share consideration in that transaction, except that any Common Stock that holders of Class A Common Stock are entitled to receive in any such event may differ as to voting rights and otherwise to the extent and only the extent that the Common Stock and the Class A Common Stock differ as set forth in this Section A.

                           (e) Upon any liquidation, dissolution or winding-up
of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled, if any, or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation, if any, shall be divided among and paid ratably to the holders of Common Stock and Class A Common Stock treated as a single class.

                           (f) The Board of Directors shall have the power to
cause the Corporation to issue and sell shares of either class of Common Stock to such individuals, partnerships, joint ventures, limited liability companies, associations, corporations, trusts or other legal entities (collectively, "persons") and for such consideration as the Board of Directors shall from time to time in its discretion determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of the Common Stock or the Class A Common Stock, and as otherwise permitted by law. The Board of Directors shall have the power to cause the Corporation to purchase, out of funds legally available therefor, shares of either of the Common Stock or the Class A Common Stock from such persons and for such consideration as the Board of Directors shall from time to time in its discretion determine, whether or not less consideration could be paid upon the purchase of the same number of shares of the Common Stock or the Class A Common Stock, and as otherwise permitted by law.

         B. PROVISIONS RELATING TO PREFERRED STOCK

                  1. The Preferred Stock may be issued from time to time, in one or more classes or series, the shares of each class or series to have such designation powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issuance of such class or series adopted by the Board of Directors as hereinafter prescribed.

                  2. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time, in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and, with respect to each class or series of Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                           (a) whether or not the class or series is to have
voting rights, special or conditional, full or limited, or is to be without voting rights;

                           (b) the number of shares to constitute the class or
series and the designations thereof;

                           (c) the preferences and relative, participating,
optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

                           (d) whether or not the shares of any class or series
shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                           (e) whether or not the shares of a class or series
shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the periodic amount thereof and the terms and provisions relative to the operation thereof;

                           (f) the dividend rate, whether dividends are payable
in cash, stock or other property of the Corporation, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable, on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                           (g) the preferences, if any, and the amounts thereof
that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                           (h) whether or not the shares of any class or series
shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                           (i) such other special rights and protective
provisions with respect to any class or series as the Board of Directors may deem advisable.

         The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the member of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such class, or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

         C. GENERAL PROVISIONS

                  1. Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of ANY CLASS or SERIES of Preferred Stock, as hereinabove provided, cumulative voting by any shareholder is hereby expressly denied.

                  2. No shareholder of this Corporation shall have, by reason of its holding shares of any class or series of stock of the Corporation, any preemptive or preferential rights to purchase or subscribe for any other shares of any class or series of this Corporation now or hereafter authorized, and any other equity securities, or any notes, debentures, warrants, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, nor or hereafter authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such shareholder.

                                   ARTICLE IV

         For business not specified in a notice of meeting to be properly introduced by a shareholder at a meeting of shareholders, such shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. A shareholder's notice must be delivered to or mailed as received by the Secretary of the Corporation, either by personal delivery or by United States mail, postage prepaid. With respect to an annual meeting of shareholders, to be timely, notice must be received not less than 60, no more than 90 days prior to such meeting. With respect to meetings of shareholders for which less than 70 days notice of the date of the meeting is given, to be timely, notice must be received no later than the close of business on the tenth day following the earlier of the day notice of the meeting was mailed, or the day public disclosure of the meeting was made. A shareholder's notice must set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business' desire to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class, series and number of shares of stock which are beneficially owned by the shareholder, and
(iv) any material interest of the shareholder in such business. The chairman of the meeting may refuse to acknowledge any shareholder who attempts to introduce business without compliance with the foregoing procedure.

                                   ARTICLE V

         Except as otherwise required by law, the Corporation shall not be required to hold a special meeting of shareholders of the Corporation unless (in addition to any other requirements of law) (i) requested in writing by the holders of not less than 50 percent of all the votes entitled to be cast on any issue proposed or to be considered at the proposed special meeting; (ii) called by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors; or (iii) called by the Chairman of the board or President of the Corporation or the Corporation's Chief Executive Officer.

                                   ARTICLE VI

         A. NUMBER OF DIRECTORS. The number of directors constituting the Corporation's Board of Directors shall not be less than three (3) nor more than fifteen (15), and the exact number of Directors shall be fixed from time to time in the manner provided in the Bylaws of the Corporation.

         B. TERM OF OFFICE. The Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III. The number of directors in each class shall be determined by the Board of Directors and shall consist of as nearly equal a number of directors as practicable. The term of the Class I directors initially shall expire at the first annual meeting of shareholders ensuing after the 1998 Annual Meeting of Shareholders; the term of Class II directors initially shall expire at the second Annual Meeting of Shareholders ensuing after the 1998 Annual Meeting of Shareholders; and the term of Class III directors initially shall expire at the third Annual Meeting of Stockholders ensuing after the 1998 Annual Meeting of Shareholders. In the case of each class, the directors shall serve until their respective successors are duly elected and qualified. At each Annual Meeting of Shareholders, directors of the respective class whose term expires shall be elected, and the directors chosen to succeed those whose terms shall have expired shall be elected to hold office for a term to expire at the third ensuing Annual Meeting of Stockholders after their election, and until their respective successors are elected and qualified.

         C. VACANCIES. A director may resign at any time by giving written notice to the Corporation, the Board of Directors or the Chairman of the Board of Directors. Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date, in which event the Board of Directors may fill the pending vacancy before the effective date if they provide that the successor does not take office until the effective date. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the size of the Board of Directors shall be filled by the affirmative vote of a majority of the current directors though less than a quorum of the Board of Directors, or may be filled by an election at an annual or special meeting of the shareholders called for that purpose, unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, or until the next election of one or more directors by shareholders if the vacancy is caused by an increase in the number of directors.

                                  ARTICLE VII

         Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to the election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (i) the name and address of the shareholder who intends to make the nomination of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements and understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders; (iv) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; (v) the consent of each nominee to serve as a director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not being in compliance with the foregoing procedure.

                                  ARTICLE VIII

         Directors of the Corporation shall not be personally liable for monetary damages to the Corporation to the fullest extend permitted by Florida law.

                                   ARTICLE IX

         This Corporation may insure and shall indemnify and shall advance expenses on behalf of its officers and directors and any persons serving at the request of the Corporation as an officer, director, member, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise to the fullest extent not prohibited by law in existence either now or hereafter.

                                   ARTICLE X

         The Corporation shall exist perpetually unless sooner dissolved according to law.

         IN WITNESS WHEREOF, the undersigned, for the purpose of amending and restating the Corporation's Article of Incorporation pursuant to laws of the State of Florida, has executed these Amended and Restated Articles of Incorporation as of __________________, 1998.

                                    SUPREME INERNATIONAL CORPORATION


                                    By:_____________________________________
                                         George Feldenkreis, Chairman and Chief
                                         Executive Officer

                                                               EXHIBIT B
                       ---------------------------------
                       SUPREME INTERNATIONAL CORPORATION
                             1993 STOCK OPTION PLAN
                                  (as amended)
                       ---------------------------------

         1. PURPOSE. The purpose of this Plan is to advance the interests of SUPREME INTERNATIONAL CORPORATION, a Florida corporation (the "Company"), by providing an additional incentive to attract and retain qualified and competent persons as directors, officers, employees, consultants or agents who provide management services or upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

         2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Committee" shall mean the stock option committee appointed by the Board pursuant to Section 13 hereof or, if not appointed, the Board.

                  (c) "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

                  (d) "Director" shall mean a member of the Board.

                  (e) "Disinterested Person" shall mean a Director who is not, during the one year prior to his or her service as an administrator of this Plan, or during such service, granted or awarded equity securities pursuant to this Plan or any other plan of the Company or any of its affiliates, except that:

                           (i) participation in a formula plan meeting the
conditions in paragraph (c)(2)(ii) of Rule 16b-3 promulgated under the Securities Exchange Act shall not disqualify a director from being a Disinterested Person;

                           (ii) participation in an ongoing securities
acquisition plan meeting the conditions in paragraph (d)(2)(i) of Rule 16b-3 promulgated under the Securities Exchange Act shall not disqualify a director from being a Disinterested Person; and

                           (iii) an election to receive an annual retainer fee
in either cash or an equivalent amount of securities, or partly in cash and partly in securities, shall not disqualify a Director from being a Disinterested Person.

                  (f) "Fair Market Value" of a Share on any date of reference shall be the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date, unless the Common Stock is not publicly traded, in which case, the "Fair Market Value" shall be the average of the price of sales of Common Stock by the Company during the 90 days prior to the date of grant or, if no sales have occurred during that period, "Fair Market Value" shall be determined by the Committee in its sole discretion in a fair and uniform manner. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Common Stock on such systems, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock is reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days.

                  (g) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Internal Revenue Code.

                  (h) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  (i) "Non-Statutory Stock Option" shall mean an Option which is not an Incentive Stock Option.

                  (j) "Officer" shal1 mean the Company's president, principal financial officer, principal accounting officer and any other person who the Company identifies as an "executive officer" for purposes of reports or proxy materials filed by the Company pursuant to the Securities Exchange Act.

                  (k) "Option" (when capitalized) shall mean any option granted under this Plan.

                  (1) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

                  (m) "Plan" shall mean this Stock Option Plan for the Company.

                  (n) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (o) "Share(s)" shall mean a share or shares of the Common
Stock.

         3. SHARES AND OPTIONS. The Company may grant to all Optionees from time to time Options to purchase a total of nine hundred thousand (900,000) Shares from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be cancelled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Statutory Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan.

         4. DOLLAR LIMITATION. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Internal Revenue Code Section 422 are exercisable for the first time by any individual during any calendar year (under al1 plans of the Company), exceeds $100,000.

         5. CONDITIONS FOR GRANT OF OPTIONS.

                  (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shal1 be those persons selected by the Committee from the class of all regular employees of the Company, all Directors, consultants and/or agents, whether or not employees; PROVIDED, HOWEVER, that no Incentive Stock Option shall be granted to a Director, consultant and/or agent who is not also an employee of the Company or a Subsidiary. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

                  (b) In granting Options, the Committee may take into consideration the contribution the person has made to the success of the Company and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company with regard to these matters. The Committee may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

                  (c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by the Company.

                  (d) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, Options may not be granted to a Director or Officer unless the grant of such Options is authorized by, and all of the terms, of such Options are determined by, a Committee that is appointed in accordance with Section 13 of this Plan and all of whose members are Disinterested Persons.

         6 OPTION PRICE. The option price per Share of any Option shall be any price determined by the Committee but shall not be less than the par value per Share; provided, however, that in no event shal1 the option price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

         7. EXERCISE OF OPTIONS. An Option shal1 be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee in any Option, the option price of any Shares purchased shall be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; provided further, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established by the Committee in connection with this Plan, lend money to an Optionee to exercise all or a portion of an Option granted hereunder. If the exercise price is paid in whole or part with Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at a rate no less than the rate of interest payable by the Company to its principal lender, and (iv) contain such other terms as the Committee in its sole discretion shall require. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

         8. EXERCISABILITY OF OPTIONS. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee shall provide in such Option, except as otherwise provided in this Section 8.

                  (a) The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shal1 an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

                  (b) Unless otherwise provided in any Option, each outstanding Option shall become immediately fully exercisable:

                           (i) if there occurs any transaction (which shall
include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that shareholders of the Company immediately before such transaction cease to own at least 51 percent of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

                           (ii) if the shareholders of the Company shall approve
a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

                           (iii) if the shareholders of the Company shall
approve a plan for the sale, lease, exchange or other disposition of al1 or substantially al1 the property and assets of the Company (unless such plan is subsequently abandoned).

                  (c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

                  (d) Options granted to Officers and Directors shall not be exercisable until the expiration of a period of at least six months following the date of grant.

         9. TERMINATION OF OPTION PERIOD.

                  (a) The unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                           (i) three months after the date on which the
Optionee's employment is terminated (or, in the case of a non-employee, the date on which the Optionee ceases his or her relationship with the Company or, in the case of a Non-Statutory Stock Option, and unless the Committee shall otherwise determine in writing in its sole discretion, the date on which the Optionee's employment is terminated, in either case for any reason other than by reason of
(A) Cause, which, solely for purposes of this Plan, shal1 mean the termination of the Optionee's employment (or in the case of a non-employee, the removal of the Optionee as a Director, consultant or agent) by reason of the Optionee's wilful misconduct or gross negligence, (B) a mental or physical disability as determined by a medical doctor satisfactory to the Committee, or (C) death;

                           (ii) immediately upon the termination of the
Optionee's employment for (or, in the case of a non-employee, the removal of the Optionee as a Director, consultant or agent) Cause;

                           (iii) one year after the date on which the Optionee's
employment is terminated by reason of a mental or physica1 disability (within the meaning of Internal Revenue Code Section 22(e)) as determined by a "medical doctor satisfactory to the Committee; or

                           (iv) (A) twelve months after the date of termination
of the Optionee's employment (or, in the case of a non-employee, the date the Optionee is removed as a Director, consultant or agent) by reason of death of the employee, or (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof.

Prior to becoming null and void as provided above, an Option held at the date of termination (but only to the extent exercisable at the date of such termination in accordance herewith) may be exercised in whole or in part.

                  (b) The Committee in its sole discretion may by giving written notice ("cancellation notice") cancel, effective upon the date of the consummation of any corporate transaction described in Subsections 8(b)(ii) or
(iii) hereof, any Option that remains unexercised on such date. Such cancel1ation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

         10. ADJUSTMENT OF SHARES.

                  (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                           (i) appropriate adjustment shall be made in the
maximum number of Shares available for grant under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                           (ii) appropriate adjustment shall be made in the
number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

                  (b) Subject to the specific terms of any Option, the Committee may change the terms of Options outstanding, under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsections 8(b)(ii) or (iii) hereof.

                  (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its Capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of "Shares then subject to outstanding Options granted under the Plan.

                  (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company, or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         11. TRANSFERABILITY OF OPTIONS. Each Option shall provide that such Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee.

         12. ISSUANCE OF SHARES. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

                           (i) a representation and warranty by the Optionee to
the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                           (ii) a representation, warranty and/or agreement to
be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         13. ADMINISTRATION OF THE PLAN.

                  (a) The Plan shall be administered by the Committee, which shall consist of not less than two Directors, each of whom shall be Disinterested Persons to the extent required by Section 5(d) hereof. The Committee shall have all of the powers of the Board with respect to the Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

                  (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The Committee's determinations and its interpretation and construction of any provision of the Plan shall be final and conclusive.

                  (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

         14. INCENTIVE OPTIONS FOR 10% SHAREHOLDERS. Notwithstanding any other provisions of the Plan to the contrary, an incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Internal Revenue Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of any subsidiary (as defined in Section 424 of the Internal Revenue Code) at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

         15. INTERPRETATION

                  (a) The Plan shall be administered and interpreted so that al1 Incentive Stock Options granted under the Plan will qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code. If any provision of the Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

                  (h) This Plan shall be governed by the laws of the State of Florida.

                  (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

                  (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

         16. AMENDMENT AND DISCONTINUATION OF THE PLAN. Either the Board or the Committee may from time to time amend the Plan or any Option; provided, however, that, except to the extent provided in Section 10, no such amendment may, without approval by the shareholders of the Company, (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of securities which may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan; and provided further, that, except to the extent provided in Section 9, no amendment or suspension of the Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

         17. EFFECTIVE DATE AND TERMINATION DATE. The effective date of the Plan is the date on which the Board adopts this Plan, and the Plan shall terminate on the 10th anniversary of the effective date.

                       SUPREME INTERNATIONAL CORPORATION
                ANNUAL MEETING OF SHAREHOLDERS - JULY 31, 1998
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       SUPREME INTERNATIONAL CORPORATION
     The undersigned hereby appoints George Feldenkreis and Oscar Feldenkreis as Proxies, each with full power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of Common Stock $.01 par value per share of Supreme International Corporation (the "Company") held of record by the undersigned on June 16, 1998 at the Annual Meeting of Shareholders to be held on July 31, 1998 or any adjournment or adjournments thereof.
PROPOSAL 1. Approval to amend the Company's Articles of Incorporation to create a classified Board of Directors.
FOR [ ]  AGAINST [ ]  ABSTAIN [ ]
PROPOSAL 2.


[ ] FOR ALL THE NOMINEES LISTED BELOW     [ ] WITHHOLD AUTHORITY
(except as marked to the contrary below)  to vote for all nominees listed below.

(INSTRUCTIONS: To withhold authority for any individual nominee, write that nominee's name in the space below.)
George Feldenkreis, Oscar Feldenkreis, Ronald L. Buch, Gary Dix, Salomon
Hanono, Richard W. McEwen, Leonard Miller
--------------------------------------------------------------------------------
PROPOSAL 3. Approval of proposal to amend the Company's Articles of Incorporation to increase the authorized shares of Common Stock from 10,000,000 to 30,000,000.
FOR [ ]  AGAINST [ ]  ABSTAIN [ ]
PROPOSAL 4. Approval of proposal to amend the Company's Articles of Incorporation to create the Class A Common Stock.
FOR [ ]  AGAINST [ ]  ABSTAIN [ ]
PROPOSAL 5.  Approval of proposal to amend the Company's 1993 Stock Option
Plan.
FOR [ ]  AGAINST [ ]  ABSTAIN [ ]
PROPOSAL 6. Ratification of selection of Deloitte & Touche as independent public accountants for the Company for the fiscal year ending January 31, 1998.
  FOR [ ]  AGAINST [ ]  ABSTAIN [ ]
In their discretion, the Proxies are authorized to vote upon other business as may come before the meeting.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted FOR Proposals 1, 2, 3, 4, 5 and 6.



                                                    Dated:         , 1998





                                                               (Signature)




                                                               (Signature)
                                                    PLEASE SIGN HERE

                                                    Please date this proxy and
                                                    sign your name exactly as
                                                    it appears hereon.

                                                    Where there is more than
                                                    one owner, each should
                                                    sign. When signing as an
                                                    agent, attorney,
                                                    administrator, executor,
                                                    guardian, or trustee,
                                                    please add your title as
                                                    such. If executed by a
                                                    corporation, the proxy
                                                    should be signed by a duly
                                                    authorized officer who
                                                    should indicate his office.


     PLEASE DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE.
             NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.